Exhibit 3/A

                                 STRESS TABLES

STRESSES

     In the following tables, we have applied various stresses to our Base Case. There are two types of stress that we use:

     - A REDUCTION IN LEASE RENTALS: in our Base Case, net stress-related costs result in a 4.5% reduction in lease rentals. In the tables, as a stress to our Base Case, we have applied a further change in lease rentals, by the percentages shown. We have used this change in addition to the 4.5% Base Case reduction, and kept the other assumptions constant, as a proxy for the change in the amount of net cash available to repay principal that would result in any circumstances where there was any combination of (1) an increase or reduction in lease rentals, (2) an increase or reduction in net stress-related costs, (3) an increase or reduction in aircraft operating expenses, (4) an increase or reduction in SG&A and
        (5) an increase or reduction in interest costs, including swap costs.

     - A DECLINE IN PORTFOLIO VALUE: in our Base Case, we assume that aircraft values decline over time in accordance with the depreciation curve that is used to determine the Assumed Portfolio Value under our indenture. In the tables, as a stress to our Base Case, we have set the Adjusted Portfolio Value, at a specified percentage of the Assumed Portfolio Value under our Base Case. You should refer to MSAF's prospectus dated November 4, 1998 under "Description of the Notes -- Payment of Principal and Interest -- Principal Amortization" for a description of the depreciation curve and how the Assumed Portfolio Value and the Adjusted Portfolio Value are determined. We have used this reduction in portfolio value to illustrate the effects of a decline in the value of our aircraft that is greater than what the Base Case assumes.

     EFFECT OF A PERMANENT CHANGE IN LEASE RENTALS

     In preparing the tables below, we have started with our Base Case and have varied lease rentals, by the indicated percentages, beginning in years 3 and 6. If our lease rentals were to vary as shown below and all of the other assumptions were to prove correct, then the expected maturities and weighted average lives of the respective subclasses of 1998 Notes would be as shown below. Statements of yields for a particular subclass of notes in these tables are based on the assumption that the purchase price for such notes is 100% of the face value.


                                    E-3/A-1

          Expected Maturities and Weighted Average Lives of 1998 Notes Assuming a Permanent Change in Lease Rentals, Beginning in Year 3

                                                   Permanent Change in Lease Rentals
                                                    as a Percentage of Lease Rentals
                     --------------------------------------------------------------------------------------------------
                       Base Case            Base Case                                  Base Case            Base Case
                         + 10%                 + 5%               Base Case              - 5%                 - 10%
                     -------------       ---------------       --------------       --------------       --------------
                     Exp       Avg       Exp        Avg        Exp       Avg        Exp       Avg        Exp       Avg
                     ----      ---       ----       ----       ----      ----       ----      ----       ----      ----
Subclass A-2.......   5.5      3.0        5.5        3.0        5.5       3.1        6.8       3.3        6.8       3.5
Subclass B-1.......  13.0      6.7       13.0        6.7       13.0       6.7       14.0       6.7       14.0       6.8
Subclass C-1.......  12.4      8.6       13.0        8.6       13.0       8.6       15.1      10.2       16.6      12.5
Subclass D-1.......  12.3      9.7       14.0       10.1       14.0      10.1       17.0      12.4        (1)

---------
(1)  Not all principal repaid prior to final maturity date (yield = 5.11%).


          Expected Maturities and Weighted Average Lives of 1998 Notes Assuming a Permanent Change in Lease Rentals, Beginning in Year 6

                                                   Permanent Change in Lease Rentals
                                                    as a Percentage of Lease Rentals
                     --------------------------------------------------------------------------------------------------
                       Base Case            Base Case                                  Base Case            Base Case
                         + 10%                 + 5%               Base Case              - 5%                 - 10%
                     -------------       ---------------       --------------       --------------       --------------
                     Exp      Avg        Exp       Avg         Exp       Avg        Exp       Avg        Exp       Avg
                     ----     ----       ----      ----        ----      ----       ----      ----       ----      ----
Subclass A-2.......   5.5      3.1        5.5       3.1         5.5       3.1        6.8       3.1        6.8       3.1
Subclass B-1.......  13.0      6.7       13.0       6.7        13.0       6.7       14.0       6.7       14.0       6.7
Subclass C-1.......  13.0      8.6       13.0       8.6        13.0       8.6       15.0       9.7       15.6      10.3
Subclass D-1.......  13.7     10.1       14.0      10.1        14.0      10.1       16.0      11.6       21.3      16.5


                                    E-3/A-2

     EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

     If the Adjusted Portfolio Value becomes significantly less than the Assumed Portfolio Value under the Base Case, the Scheduled Principal Payment Amount payable to holders of the class A notes may be increased. Payment of this increased amount may shorten the weighted average lives of the class A notes and lengthen the weighted average lives of the subclasses of notes that rank behind the class A notes in priority of payment. The following tables show the expected maturity and weighted average life of each subclass of 1998 Notes if the Adjusted Portfolio Value permanently declined to a given percentage of the Assumed Portfolio Value, beginning in years 1 and 5.

          Expected Maturities and Weighted Average Lives of 1998 Notes Assuming a Permanent Change in Portfolio Value, Beginning in Year 1

                                      Adjusted Portfolio Value as a Percentage of
                                      Assumed Portfolio Value Beginning in Year 1
                     -----------------------------------------------------------------------------
                          100%*               90%                   80%                  70%
                     -------------       --------------        --------------       --------------
                     Exp      Avg        Exp       Avg         Exp       Avg        Exp       Avg
                     ----     ----       ----      ----        ----      ----       ----      ----
Subclass A-2.......   5.5      3.1        6.7       3.0         5.5       3.0        5.5       3.0
Subclass B-1.......  13.0      6.7       13.0       6.7        13.0       6.8       13.0       6.8
Subclass C-1.......  13.0      8.6       13.0       8.8        13.0       9.9       13.7      10.4
Subclass D-1.......  14.0     10.1       14.0      10.2        14.0      11.4       14.2      11.7

---------
*Base Case


          Expected Maturities and Weighted Average Lives of 1998 Notes Assuming a Permanent Change in Portfolio Value, Beginning in Year 5

                                                 Adjusted Portfolio Value as a Percentage of
                                                 Assumed Portfolio Value Beginning in Year 5
                     -----------------------------------------------------------------------------
                          100%*               90%                   80%                  70%
                     -------------       --------------        --------------       --------------
                     Exp      Avg        Exp       Avg         Exp       Avg        Exp       Avg
                     ----     ----       ----      ----        ----      ----       ----      ----
Subclass A-2.......   5.5      3.1        5.5       3.1         5.5       3.1        5.5       3.1
Subclass B-1.......  13.0      6.7       13.0       6.7        13.0       6.7       13.2       6.8
Subclass C-1.......  13.0      8.6       13.0       8.7        13.0       9.8       13.8      10.2
Subclass D-1.......  14.0     10.1       14.0      10.2        14.0      11.4       14.4      11.7

---------
*Base Case


                                    E-3/A-3

"RECESSION SCENARIOS"

     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. We would be negatively affected by a decline in the demand for aircraft. We have assumed that such a decline in demand or "RECESSION" will result in a decline in aircraft values, as well as an increase in defaults and downtime and a decline in operating lease rental rates.

     We have prepared the following tables to show the effect on expected maturities and weighted average lives of the subclass B-1, C-1 and D-1 notes if recessions of different lengths were to occur in the future. In preparing the following tables we have assumed that a recession would have the following effect on MSAF group:

     - Aircraft values would fall on the first day of the recession to a given percentage of the Assumed Portfolio Value under the Base Case. This decrease would trigger an increase in Scheduled Principal Payment Amounts on the class A notes being paid if amounts were available.

     - After a period of two years following the first day of the recession, we have reduced lease rentals by a given percentage as a proxy for a combination of the reduction in lease rentals and the increase in net stress-related costs that we assume would occur as aircraft were re-leased or lessees defaulted. This would result in less cash flow being available to make payments of interest and principal on the 1998 Notes.

     - The recession would last a given period of time. Afterwards, the Adjusted Portfolio Value would return to the Assumed Portfolio Value under the Base Case on the first day after the recession. Two years after the end of the recession, lease rentals would return to the Base Case.

     Actual experience will likely differ from the assumptions we have used in preparing the following tables. Specifically, we can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can we give any assurance that following a recession aircraft values and lease rentals will return to Base Case levels. Because actual experience will likely differ from those assumptions, the actual maturities and weighted average lives of the 1998 Notes will likely differ from what is shown in the tables below.


                                    E-3/A-4

         Expected Maturities and Weighted Average Lives of Subclass B-1
                 Notes Assuming a Recession Lasting Three Years

Decline in Lease Rentals as a Percentage of                                       Base Case                Base Case
  Lease Rentals................................          Base Case                  - 5%                     - 10%
Adjusted Portfolio Value as a Percentage of
  Assumed Portfolio Value......................            100%*                     90%                      80%
                                                      Exp         Avg         Exp          Avg         Exp          Avg
                                                      ---         ---         ---          ---         ---          ---
Recession begins at start of Year 1............       13.0        6.7         13.0         6.7         14.1         6.8
                       3.......................       13.0        6.7         13.0         6.7         13.2         6.8
                       5.......................       13.0        6.7         13.0         6.7         13.2         6.8
                       10......................       13.0        6.7         13.0         6.7         13.2         6.7

---------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass B-1
                 Notes Assuming a Recession Lasting Five Years

Decline in Lease Rentals as a Percentage of                                       Base Case                Base Case
   Lease Rentals...............................          Base Case                  - 5%                     - 10%
Adjusted Portfolio Value as a Percentage of
   Assumed Portfolio Value.....................            100%*                     90%                      80%
                                                      Exp         Avg          Exp         Avg          Exp         Avg
                                                      ---         ---          ---         ---          ---         ---
Recession begins at start of Year 1 ...........       13.0        6.7          13.2        6.7          14.0        6.8
                       3.......................       13.0        6.7          13.0        6.8          14.0        6.8
                       5.......................       13.0        6.7          13.0        6.7          14.0        6.8
                       10......................       13.0        6.7          13.0        6.7          14.0        6.7

---------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass C-1
                 Notes Assuming a Recession Lasting Three Years

Decline in Lease Rentals as a Percentage of                                       Base Case                Base Case
   Lease Rentals...............................          Base Case                  - 5%                     - 10%
Adjusted Portfolio Value as a Percentage of
   Assumed Portfolio Value.....................            100%*                     90%                      80%
                                                      Exp         Avg          Exp         Avg          Exp         Avg
                                                      ---         ---          ---         ---          ---         ---
Recession begins at start of Year 1............       13.0        8.6          13.2        8.8          15.0        10.5
                       3.......................       13.0        8.6          13.1        8.8          15.2        10.2
                       5.......................       13.0        8.6          13.1        8.7          13.9         9.6
                       10......................       13.0        8.6          13.1        8.7          13.2         9.1

---------
*Base Case


                                    E-3/A-5

         Expected Maturities and Weighted Average Lives of Subclass C-1
                 Notes Assuming a Recession Lasting Five Years

Decline in Lease Rentals as a Percentage of                                       Base Case                Base Case
   Lease Rentals...............................          Base Case                  - 5%                     - 10%
Adjusted Portfolio Value as a Percentage of
   Assumed Portfolio Value.....................            100%*                     90%                      80%
                                                      Exp         Avg          Exp         Avg          Exp         Avg
                                                      ---         ---          ---         ---          ---         ---
Recession begins at start of Year 1 ...........       13.0        8.6          14.1        9.7          15.1        10.6
                       3.......................       13.0        8.6          13.6        9.2          15.0        10.5
                       5.......................       13.0        8.6          13.1        8.8          15.0        10.4
                       10......................       13.0        8.6          13.1        8.7          14.4         9.6

---------
*Base Case


        Expected Maturities and Weighted Average Lives of Subclass D-1
                Notes Assuming a Recession Lasting Three Years

Decline in Lease Rentals as a Percentage of                                       Base Case                Base Case
   Lease Rentals...............................          Base Case                  - 5%                     - 10%
Adjusted Portfolio Value as a Percentage of
   Assumed Portfolio Value.....................            100%*                     90%                      80%
                                                      Exp         Avg          Exp         Avg          Exp         Avg
                                                      ---         ---          ---         ---          ---         ---
Recession begins at start of Year 1............       14.0        10.1         15.1        11.3         16.0        12.0
                       3.......................       14.0        10.1         14.0        10.7         16.0        11.9
                       5.......................       14.0        10.1         14.0        10.5         15.6        11.7
                       10......................       14.0        10.1         14.0        10.4         15.1        11.1

---------
*Base Case


         Expected Maturities and Weighted Average Lives of Subclass D-1
                 Notes Assuming a Recession Lasting Five Years

Decline in Lease Rentals as a Percentage of                                       Base Case                Base Case
   Lease Rentals...............................          Base Case                  - 5%                     - 10%
Adjusted Portfolio Value as a Percentage of
   Assumed Portfolio Value.....................            100%*                     90%                      80%
                                                      Exp         Avg          Exp         Avg          Exp         Avg
                                                      ---         ---          ---         ---          ---         ---
Recession begins at start of Year 1............       14.0        10.1         16.0        11.9         16.3        12.3
                       3.......................       14.0        10.1         15.1        11.6         16.0        12.1
                       5.......................       14.0        10.1         14.4        11.3         16.0        12.0
                       10......................       14.0        10.1         14.1        10.7         16.0        11.4

---------
*Base Case


                                    E-3/A-6

     EFFECT OF CHANGES IN LEASE RENTALS ON YIELDS OF FIXED RATE NOTES

     In preparing the tables below, we have started with our Base Case and varied lease rentals by the indicated percentages, beginning in certain years, for a period of three years in one case and permanently in the other. If our lease rentals were to vary as shown below and all of the other assumptions were to prove correct, then the yield to maturity for the subclass C-1 and D-1 notes would be as shown below. If lease rentals significantly declined, there might not be sufficient revenues available to meet interest and principal payments on the 1998 Notes. In such cases, interest on the 1998 Notes would be deferred.

    Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass C-1 Notes given the Assumptions but with a Three Year
                 Change in Lease Rentals of the Magnitude Shown

                                              Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                  Beginning in Year:
                     --------------------------------------------------------------------------------------------------------------
                                     3                                      6                                    9
                     ------------------------------------   ----------------------------------   ----------------------------------
Change in Lease                 Date of First   Months of            Date of First   Months of            Date of first   Months of
    Rentals          Yield        Deferral      Deferrals   Yield      Deferral      Deferrals   Yield      Deferral      Deferrals
    -------          -----        --------      ---------   -----      --------      ---------   -----      --------      ---------
Base Case + 5%..     7.00%          None            0       7.00%        None            0       7.00%        None            0
Base Case.......     7.00%          None            0       7.00%        None            0       7.00%        None            0
Base Case - 5%..     7.00%          None            0       7.00%        None            0       7.00%        None            0
Base Case - 10%.     7.00%          None            0       7.00%        None            0       7.00%        None            0


    Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass C-1 Notes given the Assumptions but with a Permanent
                 Change in Lease Rentals of the Magnitude Shown

                                              Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                  Beginning in Year:
                     --------------------------------------------------------------------------------------------------------------
                                     3                                      6                                    9
                     ------------------------------------   ----------------------------------   ----------------------------------
Change in Lease                 Date of First   Months of            Date of First   Months of            Date of first   Months of
    Rentals          Yield        Deferral      Deferrals   Yield      Deferral      Deferrals   Yield      Deferral      Deferrals
    -------          -----        --------      ---------   -----      --------      ---------   -----      --------      ---------
Base Case + 5%..     7.00%          None            0       9.00%        None                0   7.00%        None            0
Base Case.......     7.00%          None            0       7.00%        None                0   7.00%        None            0
Base Case - 5%..     7.00%          None            0       7.00%        None                0   7.00%        None            0
Base Case - 10%.     7.00%        Sep 2007         91       7.00%      Nov 2010             24   7.00%        None            0


                                    E-3/A-7

    Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass D-1 Notes, given the Assumptions but with a Three
              Year Change in Lease Rentals of the Magnitude Shown

                                             Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                 Beginning in Year:
                     --------------------------------------------------------------------------------------------------------------
                                     3                                      6                                    9
                     ------------------------------------   ----------------------------------   ----------------------------------
Change in Lease                   Date of       Months of              Date of       Months of              Date of       Months of
    Rentals          Yield        Deferral      Deferrals   Yield      Deferral      Deferrals   Yield      Deferral      Deferrals
    -------          -----        --------      ---------   -----      --------      ---------   -----      --------      ---------
Base Case + 5%..     8.86%          None            0       8.86%        None            0       8.86%        None            0
Base Case.......     8.86%          None            0       8.86%        None            0       8.86%        None            0
Base Case - 5%..     8.86%          None            0       8.86%        None            0       8.86%        None            0
Base Case - 10%.     8.86%          None            0       8.86%        None            0       8.86%        None            0


    Yield, Date of First Deferral and Number of Months in which Interest is Deferred on the Subclass D-1 Notes, given the Assumptions but with a Permanent
                 Change in Lease Rentals of the Magnitude Shown

                                             Change in Lease Rentals, as a Percentage of Lease Rentals,
                                                                 Beginning in Year:
                     --------------------------------------------------------------------------------------------------------------
Change in Lease                   Date of       Months of              Date of       Months of              Date of       Months of
    Rentals          Yield        Deferral      Deferrals   Yield      Deferral      Deferrals   Yield      Deferral      Deferrals
    -------          -----        --------      ---------   -----      --------      ---------   -----      --------      ---------
Base Case + 5%..     8.86%          None            0       8.86%        None            0       8.86%        None            0
Base Case.......     8.86%          None            0       8.86%        None            0       8.86%        None            0
Base Case - 5%..     8.86%        Jan 2013         42       8.86%        None            0       8.86%        None            0
Base Case - 10%.     5.11%        Sep 2007        208       8.86%      Oct 2010        108       8.86%      Dec 2014         22


                                    E-3/A-8